UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 16, 2012

FORECLOSURE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	333-173215	32-0326395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2502 Live Oak Street, Suite 205,

Dallas, Texas 75204

(Address of principal executive offices, including zip code)

(214) 620-8711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On November 16, 2012, Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC and Bamburgh Holdings, LLC (the “Buyers”), acquired a total of 5,000,000 shares of common stock of Foreclosure Solutions, Inc. (the “Company”) from H.J. Cole, the Company’s sole director and former sole officer (“Cole”), pursuant to the Stock Purchase Agreement by and among the Buyers, Cole and the Company (the “Cole Purchase Transaction”). Concurrently with the Cole Purchase Transaction, the Buyers acquired a total of 1,979,900 shares of common stock of the Company from other shareholders of the Company in a series of private transactions (the “Non-Affiliate Purchase Transactions”). The Buyers purchased all of the 6,979,900 shares in the Cole Purchase Transaction and the Non-Affiliate Purchase Transactions for an aggregate purchase price of $375,000. Upon consummation of the transactions described above, the Buyers collectively acquired 99.7% of the total issued and outstanding shares of common stock of the Company. The funds used for these share purchases were cash loaned to each of the Buyers from Mr. Stuart Titus, the sole manager and member of General Hemp, LLC, pursuant to the terms of individual promissory notes entered into by Mr. Titus and the sole member of each of the Buyers.

The foregoing description of the terms of the Cole Purchase Transaction is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein. The foregoing description of the terms of the Non-Affiliate Purchase Transactions is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement (Non-Affiliate) filed as Exhibit 10.2 to this report, which is incorporated by reference herein, and is representative of each agreement for each of the Non-Affiliate Purchase Transactions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2012 and pursuant to the transactions described above, H.J. Cole submitted a resignation letter pursuant to which he resigned from his position as President, Secretary and Treasurer of the Company. The resignation of Mr. Cole was not a result of any disagreements relating to the Company’s operations, policies or practices.

On November 26, 2012 and pursuant to the transactions described above, by a consent to action without a meeting by unanimous consent of the board of directors of the Company (the “Board”), the Board accepted the resignation of Mr. Cole and appointed Mr. Michael Mona, Jr. as the President, Secretary and Treasurer of the Company.

Mr. Mona, 58, possesses over 25 years of experience in the field of construction and project development, holding various senior positions in these fields since 1987.  Since 1994, Mr. Mona has served as the President of M&M Development, Inc. and in such role has overseen the construction and operation of various apartment projects, hotels and recreational vehicle parks throughout Las Vegas, Nevada.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement, dated as of November 16, 2012, by and among Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC, Bamburgh Holdings, LLC, H.J. Cole and Foreclosure Solutions, Inc.
10.2	Stock Purchase Agreement (Non-Affiliate), dated as of November 12, 2012, by and among Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC, Bamburgh Holdings, LLC, on the one hand, and Kevin Halter, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORECLOSURE SOLUTIONS, INC.

By:	/s/ Michael Mona Jr.
Michael Mona, Jr. President

Date: November 29, 2012